EXHIBIT 10.6

                                 OVS AGREEMENT
                                 -------------

               RCN Telecom Services, Inc. ("RCN") and MFS Communications Company, Inc. ("MFS") hereby agree as follows:

               1. VDT Services Agreement. On October 9, 1995, MFS and RCN entered into a certain letter agreement (the "VDT Services Agreement") respecting the provision by MFS (or its affiliates) to RCN (or its affiliates) of video dialtone common carrier capacity (the "VDT Services") in Boston, Massachusetts. Upon implementation by RCN of an open video system to distribute video programming services over the Dedicated Fibers, the VDT Services Agreement will be terminated.

               2. IRU Agreements. Contemporaneously herewith affiliates of MFS, as grantors, and affiliates of RCN, as users, have entered into two dark fiber IRU agreements (the "IRU Agreements") respecting certain fibers ("Dedicated Fibers") in Boston, Massachusetts and in the Borough of Manhattan, New York, New York (the "Service Areas"). The affiliates of RCN may use the Dedicated Fibers provided under the IRU Agreements solely for the purposes of providing video programming services to end-user retail customers pursuant to the VDT Services Agreement or, upon implementation by RCN (or its affiliates) of an open video system, as part of such open video system, and telephony and data services to residential end-user retail customers.

               3. RCN OVS Certification. On or about February 27, 1997, the Federal Communications Commission ("FCC") granted OVS Certificates to affiliates of RCN covering the Service Areas. On or about February 28, 1997, RCN filed with the FCC Notices of Intent of establish open video systems in the Service Areas, and RCN and its affiliates will use their best efforts to implement open video systems in the Service Areas on June 2, 1997 or as soon as practicable after that date.

               4. MFS OVS Certification. On or about December 9, 1995, the FCC granted a certificate to affiliates of MFS for the operation of an open video system covering the Service Areas ("OVS Certificate"). MFS agrees to cooperate with RCN and use its reasonable good faith efforts (including requests for extensions), so that the OVS Certificate of MFS would not be withdrawn or canceled until (a) the date RCN (or its affiliates) becomes certified to and implements OVS service, (b) the receipt of a final order or directive of any federal, state or local regulatory authority prohibiting this Agreement or canceling or terminating the OVS certificate of MFS, or (c) the expiration or earlier termination of the IRU Agreement in the applicable Service Area, or (d) December 31, 1997; provided, and notwithstanding anything contained herein to the contrary, in no event shall MFS be required to file a notice of intent to provide OVS Service, be required to request any extension of its OVS Certificate beyond December 31, 1997, or be responsible or liable in any manner if any request for extension by MFS is denied.

               5. Consideration. RCN shall be responsible, and shall reimburse MFS, for any obligations of whatever nature imposed upon MFS (or its affiliates) as a common carrier provider or otherwise respecting RCN's provision of video services. In addition, in the event RCN does not become certified to and does not implement OVS Service prior to December 31, 1997, RCN agrees to pay MFS consideration equal to fifteen percent (15%) of the gross video receipts of RCN (or RCN's affiliates) in the Service Areas from and after the date MFS (or its affiliates) first provided VDT Service to RCN in the Service Areas.

               6. Regulatory Risk. All regulatory risk associated with the providing of video services by RCN shall be borne by RCN. Without limiting the foregoing, RCN shall be fully responsible for obtaining all regulatory operating authorities relating to either OVS Service or VDT Services and RCN hereby indemnifies and agrees to hold harmless MFS (and its affiliates) from all consequences of any final regulatory determination which is unfavorable to RCN, RCN's affiliates or customers of RCN or its affiliates, or adverse to the interests of MFS or its affiliates.

               7. Binding Effect. This agreement shall be binding upon or inure to the benefit of the parties hereto and their respective successors and assigns.

               DATED:   May 8, 1997.

                                               RCN TELECOM SERVICES, INC.


                                               By  /s/ Mark Hobat
                                                 -----------------------------
                                                  Title: President


                                               MFS COMMUNICATION COMPANY, INC.


                                               By  /s/ Ronald Beaumont
                                                 -----------------------------
                                                  Title: EXECUTIVE VICE
                                                           PRESIDENT